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                                                                    EXHIBIT 99.2


                         ATLANTECH TECHNOLOGIES LIMITED

                       UNAPPROVED SHARE OPTION SCHEME 1999

                                  SCHEME RULES


1.          Definitions

            1.1 In these Rules the following words and expressions shall have the following meanings:-

                        "Appropriate Period"    the period of two months
                                                beginning with the date upon
                                                which the Acquiring Company (as
                                                defined in Rule 4.1) obtains
                                                Control of the Company;

                        "Board" the Board of Directors of the Company or a duly constituted committee thereof;

                        "Company"               Atlantech Technologies Limited,
                                                registered in Scotland with
                                                Registered Number 136888;

                        "Control"               the meaning given in Section 840
                                                of the Taxes Act;

                        "Date of Exercise"      the date of receipt by the
                                                Company of the notice referred
                                                to in Rule 6 hereof;

                        "Date of Grant"         the date on which an Option is,
                                                was, or is to be granted under
                                                the Scheme;

                        "Eligible Individual"   any director or employee of any
                                                Participating Company or any
                                                other person who provides
                                                services (other than the
                                                provision of finance) to any
                                                Participating Company;

                        "the Taxes Act"         The Income and Corporation Taxes
                                                Act 1988;

                        "Market Value"          the fair market value of a Share
                                                on any day, as determined by the
                                                Board in its discretion but
                                                after taking advice from the
                                                Company's auditors for the time
                                                being;

                        "Option" a right to subscribe for Shares granted (or to be granted) in accordance with the Rules of this Scheme;


                        "Option Shares"         the Shares over which an Option
                                                is, was, or is to be granted
                                                under the Scheme;

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                        "Participant"           a person to whom an Option has
                                                been granted or (where the
                                                context so admits or requires)
                                                the personal representatives of
                                                any such person;

                        "Participating Company" the Company and any other
                                                company which is under the
                                                Control of the Company and which
                                                is for the time being nominated
                                                by the Board to be a
                                                Participating Company;

                        "Relevant Percentage"   the percentage that the number
                                                of complete months since the
                                                Date of Grant forms of forty
                                                eight months;

                        "Scheme" the share option scheme (the Atlantech Technologies
                                                Unapproved Share Option Scheme
                                                1999) constituted and governed
                                                by these rules as from time to
                                                time amended;

                        "Share"                 a share in the capital of the
                                                Company;

                        "Option Price"          the price at which each Option
                                                Share may be acquired on the
                                                exercise of that Option.

            1.2 Where the context so admits the singular shall include the plural and vice versa and the masculine shall include the feminine.

            1.3 Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

2.          Grant of Options

            2.1 An Option may only be granted to an Eligible Individual who is nominated at the discretion of the Board.

            2.2 The Company shall issue to each Participant an option certificate in such form as the Board may prescribe. Each such certificate shall specify the Date of Grant, the number and class of Shares over which the Option is granted and the Option Price (which may not be less than the Market Value of a Share on the Date of Grant). The option certificate shall be signed by two directors of the Company or by one director of the Company and the Company Secretary.

            2.3 The number of Shares over which Options may be granted under this Scheme may not exceed 1,772,411, less such number of Shares over which options have been granted under the Company's Unapproved Share Option Scheme 1995 and the Company's 1998 Stock Option Plan, provided that no account shall be taken of any Shares where the right to acquire such Shares was released or lapsed without being exercised.
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3.          Exercise of Options

            3.1 Subject to the following provisions of these Rules any Option which has not lapsed may be exercised in whole or in part at any time.

            3.2 Subject to the provisions of Rules 3.3, 3.4 and 4.2, an Option may not be exercised until the first anniversary of the Date of Grant and thereafter may be exercised to the extent of the Relevant Percentage of the Option Shares.

            3.3 An Option may not in any event be exercised before the earliest of (i) the termination or closing of the Stock Purchase Agreement entered into between Cisco Systems, Inc. and the Company's shareholders pursuant to the Purchase Option (ii) the termination of the Purchase Option or (iii) 31 May 2001.

            3.4 An Option shall lapse on the earliest of the following events:-

                        (i)         the tenth anniversary of the Date of Grant;

                        (ii) six months following the date of the Participant's death;

                        (iii) if on the Date of Grant the Participant is a director or employee of any Participating Company, one month following the Participant ceasing to be a director or employee by reason of injury, disability or retirement on or after reaching age sixty five;

                        (iv) if on the Date of Grant the Participant is a director or employee of any Participating Company, upon the Participant ceasing to be a director or employee for any reason other than death, injury, disability or retirement on or after reaching age sixty five or if the Company of which he is a director or employee ceases to be a Participating Company, provided that the Board may, in its absolute discretion and subject to such conditions as the Board may determine, allow such Participant to exercise all or any of his Option(s);

                        (v)         the Participant being adjudicated bankrupt;

                        (vi)        a winding up of the Company;

                        (vii)       the date referred to in Rule 4.2 below;

                        (viii) if on the Date of Grant the Participant was a person who provided services to a Participating Company other than as a director or employee, the second anniversary of the date upon which such person ceases to provide services to a Participating Company.

4.          Takeovers

            4.1 If any company or other corporate entity ("the Acquiring Company") obtains Control of the Company ("the Acquisition") on request by the
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                        Acquiring Company to the Company each existing Option
                        (the "Old Option") shall be exchanged for an option (the "New Option") which satisfies the conditions that it:-

                        (i) is over shares in the Acquiring Company or some other company, with such number adjusted to reflect the Acquisition on the same basis as the Acquiring Company's shares are exchanged for the Company's shares in the Acquisition (or, if the Acquisition does not involve an exchange of shares, such other consideration as may be paid for the Company's shares) ;

                        (ii) has a subscription price per share such that the aggregate price payable on the complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option;

                        (iii)       is otherwise identical in terms to the Old
                                    Option.

                        The New Option shall, for all other purposes of this scheme, be treated as having been acquired at the same time as the Old Option.

                        Where any New Options are exchanged pursuant to this Rule 4.1, these Rules shall, in relation to the New Options, be construed as if references to the Company and to the Shares were references to the Acquiring Company and to the shares in the Acquiring Company.

            4.2 If any company or other corporate entity obtains Control of the Company but does not request the exchange of each existing Option pursuant to Rule 4.1, then each existing Option will become exercisable in full immediately prior to Control being obtained but will lapse if it is not exercised by the date on which Control is obtained by the acquiring company or other corporate entity provided that the Company shall provide Option Holders with at least fifteen days' prior notice if Options are to become exercisable in full pursuant to this Rule 4.2.

            4.3 The exercise of an Option pursuant to the preceding provisions of this Rule 4 shall be subject to the provisions of Rule 6 below.

5.          Variation of the Share Capital

            5.1 In the event of any variation of the share capital of the Company by way of capitalisation or rights issue, consolidation, subdivision or reduction of capital or otherwise, the number of Shares subject to any Option and the Option Price for each of those Shares shall be adjusted in such manner as the Board may determine and such decision of the Board shall be final and binding on the Participant and the Participating Company.

            5.2 Notice of any such adjustment shall be given to the Participant by the Board, who may call in the Option Certificates for endorsement.

6.          Manner of Exercise of Options

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            6.1         An Option shall be exercised by the Participant giving
                        notice to the Company in writing of the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment and the relevant option certificate and shall be effective on the date of its receipt by the Company.

            6.2 Shares shall be allotted and issued pursuant to a notice of exercise within thirty days of the date of exercise and a definitive share certificate issued to the Participant in respect thereof. Save for any rights determined by reference to a date preceding the date of allotment, such Shares shall rank pari passu with the other shares of the same class in issue at the date of allotment.

            6.3 When an Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Option and a new option certificate shall be issued by the Company as soon as possible after the partial exercise.

            6.4 A Participant shall not be entitled to exercise any Option unless and until he has entered into arrangements which are in all respects satisfactory to the Company to enable the Company to recover from the Participant any and all income tax and national insurance contributions which the Company is obliged to pay on behalf of the Participant as a result of the exercise of the Option by the Participant (including but not limited to the deduction of such tax and national insurance contributions from any earnings payable to a Participant, direct collection from a Participant or the disposal of Shares due to a Participant pursuant to the exercise of an Option).

7.          Administration and Amendment

            7.1 The Scheme shall be administered by the Board whose decision on all disputes shall be final.

            7.2 The Board may from time to time amend these Rules in any way it sees fit provided that if such amendment adversely affects any Options granted or the interests of the relevant Participants therein such amendment shall not apply to such Options except with the prior written consents of the relevant Participants.

            7.3 The cost of establishing and operating the Scheme shall be borne by the Participating Companies in such proportions as the Board shall determine.

            7.4 The Company may distribute to Participants copies of any notice or document normally sent by the Company to its members.

            7.5 Any notice or other communication under or in connection with the Scheme may be given by the Company either personally or by post to the Secretary. Items sent by post shall be prepaid and shall be deemed to have been received seventy two hours after posting.
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            7.6         The Company shall at all times keep available sufficient
                        authorised and unissued Shares to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to issue unissued Shares.

            7.7 Every Option granted hereunder shall be personal to the Participant and, except where a personal representative is entitled to exercise the Option following the death of a Participant, neither the Option not the benefit thereof may be transferred, assigned, charged or otherwise alienated.

            7.8 The Company by ordinary resolution, or the Board may at any time discontinue the operation of the Scheme, and in such event no further Options will be offered but in all other respects the provisions of the Scheme shall remain in force.

8.          Loss of Office

            8.1 This Scheme shall not form part of any contract of employment between any Participant and any Participating Company and shall not confer on any Participant any legal rights (save in respect of his rights to exercise an Option whilst a Participant hereunder) whatsoever against any Participating Company, nor give rise to any claim or cause of action in law.

            8.2 Options granted or the benefit thereof shall not (except as may be required by taxation law) form part of the emoluments of any Participant or count as wages or remuneration for pension or other purposes. In no circumstances shall a Participant on ceasing to be an eligible Employee by reason of dismissal or otherwise, be entitled to or claim against any Participating Company or former Participating Company any compensation for or in respect of any consequential diminution or extinction of his rights or benefits (actual or prospective) under any Option then held by him or otherwise in connection with this Scheme.

9.          Overriding Lapse of Options

            Notwithstanding any other provision of the Scheme no Option shall be capable of being exercised after the expiry of the period of ten years from the Date of Grant.

10.         Governing Law

            These Rules and the Scheme shall be governed by the Law of Scotland.